EXHIBIT 10.02

          FIFTH AMENDMENT TO LEASE

I.     PARTIES AND DATE.

          This Fifth Amendment to Lease (the “Amendment”) dated October 9, 2002, is by and between THE IRVINE COMPANY (“Landlord”), and INTERPORE INTERNATIONAL, INC., a Delaware corporation, successor-by-merger to Interpore International, a California corporation (“Tenant”).

II.    RECITALS.

          On July 25, 1991, Landlord and Tenant’s predecessor-in-interest entered into a lease for space in a building located at 181 Technology Drive, Irvine, California (the “181 Technology Premises”), which lease was amended by Amendment No. 1 to Lease (the “First Amendment”) dated February 26, 1992, by a Second Amendment to lease dated February 25, 1993, by a Third Amendment to Lease dated December 11, 1996 (the “Third Amendment”), and by a Fourth Amendment to Lease dated January 13, 2000 (the “Fourth Amendment”), wherein approximately 4,274 rentable square feet of space in a building located at 199 Technology Drive, Suite 130, California (the “199 Technology Premises”) was added to the Premises (as amended, the “Lease”).

          Landlord and Tenant each desire to modify the Lease to add approximately 27,700 rentable square feet in a building located at 185 Technology Drive, Irvine California (the “185 Technology Premises”), to terminate Tenant’s leasing of the 199 Technology Premises,  to extend the Lease Term, to adjust the Basic Rent, and make such other modifications as are set forth in “III. MODIFICATIONS” next below.

III.   MODIFICATIONS.

     A. Building.  Effective as of the “Commencement Date for the 185 Premises” (as defined below), all references to the “Building” in the Lease shall be amended to refer to the two (2) buildings located at 181 Technology Drive and at 185 Technology Drive, Irvine, California, either collectively or individually as the context may reasonably require.

     B. Termination as to a Portion of the Premises.  The parties agree that Tenant’s lease as to the 199 Technology Premises shall expire by the express terms of the Lease at midnight on February 28, 2003 (the “199 Technology Premises Termination Date”).

     C. Basic Lease Provisions.  The Basic Lease Provisions are hereby amended as follows:

                    1.Item 1 is hereby deleted in its entirety and substituted therefor shall be the following:

                         “1.  Address of Landlord

LANDLORD

THE IRVINE COMPANY c/o Insignia/ESG, Inc. 8105 Irvine Center Drive, Suite 350 Irvine, CA 92618

with a copy of notices to:

THE IRVINE COMPANY dba Office Properties 8105 Irvine Center Drive, Suite 300 Irvine, CA 92618 Attn: Senior Vice President, Operations Office Properties”

2.Effective as of the Commencement Date for the 185 Technology Premises, Item 5 shall be deleted in its entirety and substituted therefor shall be the following:

“5. Premises Square Footage: Approximately 64,530 rentable square feet, comprised of the following:

181 Technology Premises – approximately 36,830 rentable square feet 185 Technology Premises – approximately 27,700 rentable square feet”

3. Effective as of the Commencement Date for the 185 Technology Premises, Item 6 shall be deleted in its entirety and substituted therefor shall be the following

“6. Building Address: 181 Technology Drive and 185 Technology Drive, Irvine, CA.”

4.	Item 7 is hereby amended by adding the following:

“Commencement Date for the 185 Technology Premises” shall mean the earlier of (a) Landlords’ tender of possession of the 185 Technology Premises to Tenant with the Tenant Improvements for the 185 Technology Premises substantially completed but for minor punch list items, or (b) the date Tenant acquires possession of the 185 Technology Premises for its business operations.  Within ten (10) days after possession of the 185 Technology Premises is tendered to Tenant, the parties shall memorialize on a form provided by Landlord the actual Commencement Date for the 185 Technology Premises, provided that Tenant’s failure to execute that form shall not affect the validity of Landlord’s determination of said date.

5.	Item 8 is hereby deleted in its entirety and substituted therefor shall be the following:

“8. Term: The Term of this Lease shall expire sixty (60) months following the Commencement Date for the 185 Technology Premises.”

6.	Item 9 is hereby amended by adding the following:

“Monthly Rent: The Monthly Rent for the 199 Technology Premises set forth in the Fourth Amendment, shall terminate from and after the 199 Technology Premises Termination Date.

Commencing on the Commencement Date for the 185 Technology Premises, the Monthly Rent for the entire Premises shall be Sixty Thousand Thirteen Dollars ($60,013.00) per month, based on $.93 per rentable square foot; provided, however, that should the Commencement Date for the 185 Technology Premises occur subsequent to February 1, 2003 (the “Estimated Commencement Date for the 185 Technology Premises”) for reasons other than “Tenant Delays” (as defined in the Work Letter attached hereto), then Monthly Rent for the 181 Technology Premises only in the amount of Thirty-Four Thousand Two Hundred Fifty Two Dollars ($34,252.00) per month, based on $.93 per rentable square foot of the 181 Technology Premises, shall be payable from and after February 1, 2003 until the Commencement Date for the 185 Technology Premises actually occurs.

Monthly Rent for the entire Premises is subject to adjustment as follows:

Commencing twelve (12) months following the Commencement Date for the 185 Technology Premises, the Monthly Rent for the entire Premises shall be Sixty Two Thousand Five Hundred Ninety-Four Dollars ($62,594.00) per month, based on $.97 per rentable square foot.

Commencing twenty-four (24) months following the Commencement Date for the 185 Technology Premises, the Monthly Rent for the entire Premises shall be Sixty Four Thousand Five Hundred Thirty Dollars ($64,530.00) per month, based on $1.00 per rentable square foot.

Commencing thirty-six (36) months following the Commencement Date for the 185 Technology Premises, the Monthly Rent for the entire Premises shall be Sixty Six Thousand Four Hundred Sixty-Six Dollars ($66,466.00) per month, based on $1.03 per rentable square foot

Commencing forty-eight (48) months following the Commencement Date for the 185 Technology Premises, the Monthly Rent for the entire Premises shall be Sixty Seven Thousand Seven Hundred Fifty-Seven Dollars ($67,757.00) per month, based on $1.05 per rentable square foot.”

7.	Item 11is hereby deleted in its entirety and substituted therefor shall be the following:

  “11.  Security Deposit:  $74,533.00; provided, however, that that portion of the Security Deposit in the amount of Four Thousand Nine Hundred Thirty-Seven Dollars ($4,937.00) being held by Landlord as security for the 199 Technology Premises, shall be returned to Tenant following the 199 Technology Premises Termination Date in accordance with and subject to the terms and conditions of Section 4.7 of the Lease.”

8.	Item 12 is hereby deleted in its entirety and substituted therefor shall be the following:

“12. Permitted Uses: General office (subject to applicable zoning requirements and limitations), engineering, manufacturing, and laboratory and storage uses.”

9.Effective as of the Commencement Date for the 185 Technology Premises, Item 16 Tenant’s Share is hereby revised to 34.94%.

10.Effective as of the Commencement Date for the 185 Technology Premises, Item 17 shall be deleted in its entirety and substituted therefor shall be the following:

“17. Vehicle Parking Spaces: One hundred ninety-three (193).”

     D.  Security Deposit.  Concurrently with Tenant’s delivery of this Amendment, Tenant shall deliver the sum of  Forty One Thousand Three Hundred Eighty-Six Dollars ($41,386.00) to Landlord, which sum shall be added to the Security Deposit presently being held by Landlord in accordance with Section 4.3 of the Lease.

     E. Landlord’s Maintenance of Building.  Landlord’s obligation to maintain the integrity of the structural portions of the roof, the exterior load-bearing walls and foundations of the Building (subject to the provisions of Articles XI and XII of the Lease), which obligation is set forth in the first sentence of Section 9.1 of the Lease as amended by the provisions of the Third Amendment, is hereby extended for that period of the Term extending sixty (60) months from and after the Commencement Date for the 185 Technology Premises.  Landlord further hereby agrees that, except for normal maintenance expenses, Landlord shall bear the sole cost and expense for (i) repairing the HVAC, electrical and plumbing systems serving the Building for the initial six (6) months of the Term extending from and after the Commencement Date for the 185 Technology Premises, and (ii) repairing any roof leaks for the initial twelve (12) months of the Term extending from and after the Commencement Date for the 185 Technology Premises.

     F. Damage and Destruction.  The “one hundred eighty (180) days” time period referred to in Section 11.2(ii) of the Lease and in Section 11.2.1 set forth in Lease Rider 11 attached to the Lease (and in Paragraph 12 of the Addendum attached to the Lease), is hereby revised to “two hundred seventy (270) days.”

     G. Assignment and Subletting.  Landlord’s “recapture” rights contained in Section 13.3(c) of the Lease are hereby amended to apply only to a proposed sublease of either (i) all or substantially all of the 181 Technology Premises, or (ii) all or substantially all of the 185 Technology Premises (whether such portions of the Premises are subleased incrementally or in the aggregate).  Further, Section 13.5 Bonus Value of the Lease is hereby amended to provide that fifty percent (50%) of any amounts paid by the assignee or sublessee in excess of the amounts described in Subsections 13.5(i) and (ii), shall be the property of Landlord and shall be paid directly to Landlord.

     H. SNDA.  Section 15.1 of the Lease is amended to provide that Landlord shall use its commercially reasonable efforts to obtain a subordination non-disturbance and attornment agreement from Landlord’s lender of record, if any, having an interest in the Premises as of the date of this Amendment.

     I. Option to Extend.  The provisions of Lease Rider No. 1 entitled “Option to Extend Term”, as amended by the provisions of the Third Amendment, are hereby deleted in their entirety, and substituted therefor shall be the following:

          RIGHT TO EXTEND THIS LEASE.  Provided that no Event of Default has occurred under any provision of this Lease, either at the time of exercise of the extension right granted herein or at the time of the commencement of such extension, and provided further that Tenant is occupying at least all or substantially all of either the 181 Technology Premises or the 185 Technology Premises and has not assigned its interest in this Lease (except in connection with an “Affiliate Assignment” as defined in the Lease), then Tenant may extend the Term of this Lease for one (1) period of sixty (60) months.  Subject to the foregoing conditions, Tenant shall have the right to extend the Term of this Lease as to the 181 Technology Premises, as to the 185 Technology Premises or as to the entire Premises; provided, however, that Tenant shall notify Landlord concurrently with and as a part of the “Commitment Notice” (as hereinafter defined) if Tenant’s exercise of its extension right pursuant hereto is as to the 181 Technology Premises or the 185 Technology Premises only.  Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than seven (7) months or more than nine (9) months prior to the expiration date of the Term, Tenant’s irrevocable written notice of its commitment to extend (the “Commitment Notice”).  The Basic Rent payable under the Lease during any extension of the Term shall be determined as provided in the following provisions.

          If Landlord and Tenant have not by then been able to agree upon the Basic Rent for the extension of the Term, then within one hundred twenty (120) and ninety (90) days prior to the expiration date of the Term, Landlord shall notify Tenant in writing of the Basic Rent that would reflect the prevailing market rental rate for a 60-month renewal of comparable space in the Project (together with any increases thereof during the extension period) as of the commencement of the extension period (“Landlord’s Determination”).  Should Tenant disagree with the Landlord’s Determination, then Tenant shall, not later than twenty (20) days thereafter, notify Landlord in writing of Tenant’s determination of those rental terms (“Tenant’s Determination”).   In no event, however, shall Landlord’s Determination or Tenant’s Determination be less than the Basic Rent payable by Tenant during the final month of the initial Term.  Within ten (10) days following delivery of the Tenant’s Determination, the parties shall attempt to agree on an appraiser to determine the fair market rental.  If the parties are unable to agree in that time, then each party shall designate an appraiser within ten (10) days thereafter.  Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the fair market rental.  Should each of the parties timely designate an appraiser, then the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair market rental for the Premises.  Any appraiser designated hereunder shall have an MAI certification with not less than five (5) years experience in the valuation of commercial industrial buildings in the vicinity of the Project.

          Within thirty (30) days following the selection of the appraiser and such appraiser’s receipt of the Landlord’s Determination and the Tenant’s Determination, the appraiser shall determine whether the rental rate determined by Landlord or by Tenant more accurately reflects the fair market rental rate for the 60-month renewal of the Lease for the Premises, as reasonably extrapolated to the commencement of the extension period.  Accordingly, either the Landlord’s Determination or the Tenant’s Determination shall be selected by the appraiser as the fair market rental rate for the extension period.  In making such determination, the appraiser shall consider rental comparables for the Project (provided that if there are an insufficient number of comparables within the project, the appraiser shall consider rental comparables for similarly improved space within the Irvine Spectrum with appropriate adjustment for location and quality of project), but the appraiser shall not attribute any factor for market tenant improvement allowances or brokerage commissions in making its determination of the fair market rental rate.  At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed fair market rental.  The fees of the appraiser(s) shall be borne entirely by the party whose determination of the fair market rental rate was not accepted by the appraiser.

          Within twenty (20) days after the determination of the fair market rental, Landlord shall prepare an appropriate amendment to this Lease for the extension period, and Tenant shall execute and return same to Landlord within twenty (20) days.  Should the fair market rental not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

          If Tenant fails to timely comply with any of the provisions of this paragraph, Tenant’s right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord.  Landlord’s failure to timely comply with any of the provisions of this paragraph, however, shall not affect or impair Tenant’s right to extend the Term as herein provided.  Any attempt to assign or transfer any right or interest created by this paragraph (except in connection with an Affiliate Assignment) shall be void from its inception.  Tenant shall have no other right to extend the Term beyond the single sixty (60) month extension period created by this paragraph.  Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this paragraph.”

     J. Floor Plan of the 185 Technology Premises.  As used herein, the “185 Technology Premises” shall mean the space described in Exhibit A attached to this Amendment.  From and after the date of this Amendment, the 185 Technology Premises collectively with the 181 Technology Premises described on EXHIBIT A attached to the Lease, shall constitute the “Premises” as defined in Section 2.1 of the Lease.

     K. Tenant Improvements.  Landlord hereby agrees to complete the Tenant Improvements for the 185 Technology Premises in accordance with the provisions of Exhibit X, Work Letter, attached hereto.

IV.   GENERAL.

          A.     Effect of Amendments.  The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

          B.     Entire Agreement.  This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.

          C.     Counterparts.  If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment.  In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

          D.     Defined Terms.  All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

          E.     Corporate and Partnership Authority.  If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

          F.     Attorneys’ Fees.  The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

V.   EXECUTION.

          Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:		TENANT:

THE IRVINE COMPANY		INTERPORE INTERNATIONAL, INC.,
a Delaware corporation

By:		By:

	Clarence W. Barker	Name:	R. Park Carmon
	Executive Vice President	Title:	Vice President, Operations

By:		By:

	William R. Halford, President	Name:	Richard L. Harrison
	Office Properties	Title:	Sr. VP & CFO